Exhibit 5.1

May 13, 2022

Trevi Therapeutics, Inc.

195 Church Street, 14th Floor

New Haven, Connecticut 06510

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-239499) (the “Registration Statement”) filed by Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, with an aggregate offering price of up to $150,000,000, as set forth in the Registration Statement and the base prospectus contained therein (the “Base Prospectus”), and (ii) the prospectus supplement, dated May 13, 2022 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the issuance and sale from time to time by the Company of shares of Common Stock with an aggregate offering price of up to $50,000,000 (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to a Sales Agreement, dated June 26, 2020, as amended by Amendment No. 1 to the Sales Agreement, dated as of May 13, 2022 (the “Sales Agreement”), between the Company and SVB Securities LLC (formerly known as SVB Leerink LLC). We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined copies of the Registration Statement and the Prospectus as filed with the Commission. We have also examined and relied upon the Sales Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company (the “Board”), including committees thereof as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the completeness and accuracy of the corporate minute books of the Company and the legal competence of all signatories to such documents.

Trevi Therapeutics, Inc.

May 13, 2022

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Shares and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Wilmer Cutler Pickering Hale and Dorr LLP

By:/s/ Wilmer Cutler Pickering Hale and Dorr LLP

Wilmer Cutler Pickering Hale and Dorr LLP